UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 23, 2015

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51018	23-3016517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

409 Silverside Road, Wilmington, DE		19809
(Address of principal executive offices)		(Zip Code)

(302) 385-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                          Entry into a Definitive Material Agreement.

On October 23, 2015, The Bancorp Bank ("Bancorp"), a wholly owned subsidiary of The Bancorp, Inc., entered into an Asset Purchase Agreement (the "Agreement") with HealthEquity, Inc. ("HealthEquity"), pursuant to which Bancorp on such date (i) sold to HealthEquity all of Bancorp's right, title and interest in certain assets consisting primarily of approximately 170,000 health savings accounts totaling more than $400 million in deposits, and certain related contracts (the "Disposed Assets"), and (ii) transferred to HealthEquity, and HealthEquity assumed from Bancorp, certain related liabilities. The purchase price paid by HealthEquity was $34,425,000. Prior to closing, Bancorp served as trustee or custodian for the health savings accounts included in the Disposed Assets; Bancorp will continue acting as such for a transition period.

The description of the Agreement contained in this Form 8-K is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1, which is hereby incorporated herein in its entirety by reference.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Bancorp or its affiliates or subsidiaries. The representations, warranties and covenants contained in the Agreement were made only for purposes of that Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Bancorp, or HealthEquity or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Bancorp's public disclosures.

Item 7.01.                          Regulation FD Disclosure.

On October 23, 2015, Bancorp issued a press release announcing the transactions described in Item 1.01 of this Form 8-K, a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of The Bancorp, Inc. under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Item 9.01.                          Financial Statements and Exhibits.

(d) Exhibits

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BANCORP, INC.

Date: October 27, 2015	By:	/s/ Paul Frenkiel
Paul Frenkiel
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Asset Purchase Agreement, dated as of October 23, 2015, by and between The Bancorp Bank and HealthEquity, Inc.

99.1	Press release, dated October 23, 2015.

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and/or exhibits to this agreement have been omitted. The Bancorp, Inc. undertakes to supplementally furnish a copy of the omitted schedules and/or exhibits to the Securities and Exchange Commission upon request.